Execution Copy






                               EMPLOYMENT AGREEMENT


             THIS AGREEMENT is made effective as of April 6, 1995 (the "Commencement Date") by and between Cambridge Biotech Corporation, debtor and debtor in possession United States Bankruptcy Court for the District of Massachusetts, Western Division, Case Number 94-43054-JFQ, a Delaware corporation, having a principal place of business at 365 Plantation Street, Worcester, Massachusetts ("CBC") and Alison Taunton-Rigby of 8 Farrar Road, Lincoln, Massachusetts 01773 ("Executive").

             WHEREAS, CBC desires to employ Executive for the period and upon the terms and conditions provided in this agreement;

             WHEREAS, Executive desires to serve in the employ of CBC on a full-time basis upon the terms and conditions hereinafter provided;

             WHEREAS, CBC has filed for protection under the provisions of Chapter 11 of the United States Bankruptcy Code, and CBC wishes to obtain the approval of the United States Bankruptcy Court for the District of Massachusetts, Western Division (the "Court") to the consummation of the matters contemplated herein.

             NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

             1. Employment. CBC hereby employs Executive, and Executive hereby accepts employment by CBC, for the period stated in Paragraph 3 hereof and upon the terms and conditions herein provided.

             2.   Position and Responsibilities; Principal Location.

                  (a) During the term of this agreement, Executive will serve as President and Chief Executive Officer of CBC reporting to its board of directors ("the Board"). Executive shall devote her primary energies, attention and abilities to the business of CBC and shall perform such duties as shall be assigned to her by the Board consistent with her status of President and Chief Executive Officer. Executive's duties shall include such duties as are customarily associated with the positions of President and Chief Executive Officer, including, without limitation, general supervision and control over, and responsibility for, the general management and operation of CBC and any subsidiaries. CBC shall take all actions necessary to appoint Executive to the Board and during the term of Executive's employment, at any time as Executive's term as a director of CBC shall be expiring, shall nominate and recommend to CBC's stockholders the election of Executive as a director of CBC. CBC acknowledges that Executive serves as the President of the Massachusetts Biotechnology Council





        and as a director of the companies listed on Schedule A and agrees she may continue to serve in such positions. With the prior approval of the Board, Executive may serve as a director of other companies. Executive understands and agrees that in carrying out her responsibilities and performing her duties under this agreement she may be required to perform duties and serve in administrative or executive capacities for CBC's affiliates.

                  (b) The principal location at which Executive will perform her duties will be at CBC's principal offices in Worcester, Massachusetts or in a location not more than fifty (50) miles distant from Boston, Massachusetts.

             3. Term of Employment. The term of Executive's employment hereunder shall be for two years from the Commencement Date; provided, however, that thereafter the term shall be extended automatically on each anniversary of the Commencement Date, for one (1) year unless either CBC or Executive shall have given written notice to the other of a desire that such automatic extension not occur, which notice is given no later than ninety
        (90) days prior to the relevant anniversary of the Commencement Date. The last day of such term as may be extended from time to time is herein sometimes referred to as the "Expiration Date."

             4. Compensation and Benefits. For all services rendered by Executive during her employment hereunder, CBC shall compensate Executive as follows:

                  (a) Salary. CBC shall pay Executive a base salary of $225,000 per year, subject to increase from time to time in accordance with the usual practice of CBC with respect to review of compensation of its senior executives. Executive's salary shall be reviewed at least annually. Executive's salary shall be payable in periodic installments in accordance with CBC's usual practice for its senior executives.

                  (b) Regular Benefits. Executive shall be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, life insurance plans, retirement plans, and other benefit plans from time to time in effect for senior executives of CBC, including the Management Bonus Plan subject to the conditions described in Section 4(c) below. Such participation shall be subject to: (i) the terms of the applicable plan documents; (ii) generally applicable policies of CBC; and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. Notwithstanding any other provision of this
        Section 4, Executive shall be entitled to those benefits set forth on Schedule B.

                  (c) Management Bonus Plan. After having been employed for one year hereunder, Executive shall be eligible annually, commencing in 1996, to participate in CBC's Management Bonus Plan for its executive officers, a copy of which is attached hereto and made a part hereof as Schedule C. Executive's target annual bonus shall be 35% of her then annual salary. The award of any bonus shall be in the sole discretion of the Board based upon Executive's performance. Executive may elect to receive in cash up to forty percent (40%) of any such bonus which is granted based upon Executive's performance in the first year of this contract. The shares issuable upon grant of any such bonus are referred to herein as the "Bonus Shares."

                  (d) Business Expenses. CBC shall reimburse Executive for all reasonable travel and other business expenses incurred by her in the performance of her duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by CBC.

                  (e) Vacation. Executive shall be entitled to paid vacation in accordance with the policies of CBC (but in no event less than four weeks per year), to be taken at such times and intervals as shall be determined by Executive with the approval of CBC, which approval shall not be unreasonably withheld.

                  (f) Life Insurance. CBC will provide Executive term life insurance having death benefits totalling Two Million Dollars ($2,000,000), including any benefit to which Executive may be eligible under any CBC life insurance plan. CBC agrees that it will "gross-up" Executive's compensation as a result of the payment of the premiums for such life insurance by making an additional payment to her in an amount which, after reduction for any income taxes payable as a result of receiving such additional payment, is equal to the income tax payable by Executive as a result of the payment by CBC of such premiums.

             5.   Bonus Option.

                  (a) Executive shall be granted an option (the "Bonus Option") to purchase that number of shares of common stock ("Reorganization Stock") of CBC or its successor issued pursuant to CBC's Plan of Reorganization confirmed by the Court (the "Plan") having an aggregate value equal to one and one-half percent (1.5%) of the value (the "RS Value") of all of CBC's Reorganization Stock outstanding on the effective date ("Effective Date") of the Plan. For the purposes of this agreement, RS Value shall be an amount equal to: (i) the value assigned by the Court to all of the Reorganization Stock outstanding on the Effective Date as contained in the Court's order confirming the Plan; or
        (ii) if the Court does not assign a value to all of the Reorganization Stock, the product of the value assigned by the Court to each share of the Reorganization Stock outstanding on the Effective Date as contained in its order confirming the Plan multiplied by the number of shares of Reorganization Stock outstanding on the Effective Date; or (iii) if no value is assigned by the Court as set forth in (i) or (ii), the value assigned by CBC to each share of Reorganization Stock as part of the process of confirming the Plan which value is accepted by the

        Court, whichever is applicable. The value of a share of Reorganization Stock determined by or extrapolated from the above process is sometimes referred to herein as the "RS Share Value." The Bonus Option shall be granted on the Effective Date, shall have a term of ten years, shall be a nonqualified stock option, and shall be exercisable as to two-thirds of the shares subject to the Bonus Option at any time and from time to time commencing on the Effective Date. The Bonus Option as to the remaining one-third of the shares (the "Unvested Shares") shall be exercisable at any time and from time to time commencing on the earlier of (the "Vesting Date"): (i) the second anniversary date of this agreement, (ii) immediately preceding the date on which a Change of Control (as hereinafter defined or as defined under CBC's 1989 Stock Award and Option Plan (the "Option Plan")) is deemed to occur, but subject to such Change of Control, provided in the event of a Change of Control as a result of a tender offer, such Bonus Option shall become fully exercisable in a timely manner such that Executive may participate in such tender offer at any stage, (iii) the date on which Executive's employment hereunder terminates pursuant to the provisions of Section 6(c) or Section 6(d), or (iv) as provided in the Stock Option Agreement attached hereto as Schedule D, upon Executive's death or disability. Notwithstanding the foregoing, if prior to the Vesting Date: (i) Executive voluntarily ceases to be an employee of CBC (other than pursuant to the provisions of Section 6(c)), or (ii) her employment is terminated pursuant to the provisions of Section 6(b) hereunder, the Bonus Option shall not be exercisable as to the Unvested Shares. Upon exercise of the Bonus Option, Executive shall make a payment for each share of the Reorganization Stock in an amount equal to the RS Share Value. It is anticipated that CBC will grant the Bonus Option under the Option Plan, and the parties will execute a Stock Option Agreement on substantially the terms set forth in Schedule D attached hereto and made a part hereof, and the terms of such agreement shall govern the terms of the Bonus Option.

                  (b) Commencing in 1996, Executive shall be eligible for consideration for option grants made by CBC's Compensation Committee as made annually by such committee in such amount and on such terms as the Compensation Committee may determine.

                  (c) CBC and Executive acknowledge that CBC is currently unable to comply with the provisions of the Securities Exchange Act of 1934, as amended, with respect to periodic filings nor with the provisions of the Securities Act of 1933, as amended and the regulations thereunder, (the '33 Act) pertaining to the registration of securities for public sale due, in both instances, to its inability to provide audited financial statements for fiscal years 1992, 1993 and 1994. Although CBC's current intention is to engage an auditing firm to conduct an audit of the Company's financial statements for fiscal year 1994, CBC has not, as of the date hereof, obtained approval from the Court to retain an audit firm to conduct such audit, and CBC is continuing to evaluate the feasibility and advisability of having an audit conducted of its financial statements for fiscal years 1992 and 1993. CBC agrees to use all reasonable efforts to insure as soon as is reasonably practicable taking into account its current inability to provide audited financial statements, that any Bonus Shares issued hereunder and any shares issued upon the exercise of the Bonus Option will be freely tradeable by Executive under the provisions of the '33 Act without restriction, except such restrictions as are imposed upon affiliates as a result of their status as such.

                  (d) CBC agrees to use its reasonable efforts to establish and maintain a cashless exercise program which will apply to options granted by CBC to Executive.

                  (e) CBC agrees that with respect to all options and Bonus Shares, upon grant and during the term of such options and the issuance of the Bonus Shares, CBC shall use reasonable efforts to comply with the requirements of Rule 16b-3, promulgated pursuant to the Securities Exchange Act of 1934, as amended, as such rule shall be in effect from time to time, or with any successor provisions ("Rule 16b-3") such that such options and Bonus Shares shall be afforded the benefits of Rule 16b-3.

             6. Termination and Termination Benefits. Notwithstanding the provisions of Section 3, Executive's employment hereunder shall terminate under the following circumstances:

                  (a) Death. In the event of Executive's death during Executive's employment hereunder, CBC shall continue to pay an amount equal to Executive's base salary to Executive's beneficiary designated in writing to CBC prior to her death (or to her estate, if she fails to make such designation) for a period of six (6) months after the date of Executive's death, at the salary rate in effect on the date of her death, said payments to be made on the same periodic dates as base salary payments would have been made to Executive had she not died.

                  (b) Termination by CBC for Cause. Executive's employment hereunder may be terminated by CBC for cause, without further liability on the part of CBC, effective immediately by notice to Executive stating the nature of such cause. The following shall constitute "cause" for such termination:

                       (i) Deliberate dishonesty of Executive with respect to CBC or any subsidiary or affiliate thereof; or

                       (ii) Conviction of Executive of a crime involving moral turpitude; or

                       (iii) The material failure by Executive to perform Executive's duties hereunder (other than any such failure resulting from the incapacity of Executive due to physical or mental illness) which failure continues for thirty (30) days after notice to Executive setting forth in reasonable detail the manner in which Executive has not performed Executive's duties; or

                       (iv) Unlawful conduct pertaining to CBC or any of its affiliates or shareholders or involving a criminal act; material and conscious falsification or unauthorized disclosure of important records or reports; embezzlement or unauthorized conversion of property; violation of conflict of interest or vendor relations policies; or willful disclosure of significant trade secrets or other information likely to be used to the detriment of CBC.

                  (c) Termination by Executive for Cause. Executive's employment hereunder may be terminated without liability effective after thirty (30) days notice by Executive to CBC in the event of the following:

                       (i) Material breach by CBC of this agreement if such breach shall continue for more than thirty (30) days after notice to CBC setting forth in reasonable detail the nature of such breach; or

                       (ii) Executive should fail to be elected to the Board or to the office of President or Chief Executive Officer or at any time fail to remain on the Board or in either of such offices, except such failure which is caused by Executive's voluntary resignation from such offices; or

                       (iii) A significant decrease in the nature and scope of Executive's authority, powers, functions or duties from the authority, powers, functions and duties exercised by Executive (collectively a "Terminating Event") as of the date of Court approval of this agreement or, if such decrease occurs after the Effective Date, as of the day after the Effective Date. Notwithstanding the foregoing, no notice to terminate may be given pursuant to this clause (iii) after the passage of six months from the occurrence of a Terminating Event; or

                       (iv) The Plan is confirmed by the Court over the objection of CBC, provided that no notice to terminate may be given pursuant to this clause (iv) after the passage of sixty (60) days from the Effective Date.

                  (d) Termination by CBC Without Cause. Executive's employment may be terminated without cause by CBC by thirty (30) days notice to Executive.

                  (e) Termination of Executive Without Cause. Executive may terminate her employment under this Section 6(e) without liability by notice given no earlier than the first anniversary of the Commencement Date to be effective no earlier than ninety (90) days after such notice.

                  (f)  Certain Termination Benefits.

                       (i)  In the event of termination pursuant to
        Section 6(c)(i), (ii), (iii) or (iv) or Section 6(d), CBC shall continue to pay Executive base salary at the rate in effect on the date of termination for the period subsequent to the date of termination until the later to occur of the Expiration Date or the first anniversary date of the termination.

                       (ii) Notwithstanding the provisions of clause 6(f)(i) or 6(f)(iv)(B), if a termination under either
        Section 6(c)(i), (ii) or (iii) or 6(d) above shall occur within six (6) months after a Change of Control, CBC shall pay Executive within fifteen (15) days of such termination, in lieu of the payments set forth in clause 6(f)(i) and 6(f)(iv)(B), an amount equal to two (2) times Executive's base salary at the annual rate as in effect immediately prior to such Change of Control, but in no event less than two (2) times the annual rate set forth in
        Section 4(a). "Change of Control" shall mean: (i) the acquisition by any individual, firm, corporation, partnership or other entity (excluding CBC, any of CBC's employee benefit plans or the plaintiffs, as a class, under the action pending in the United States District Court for the District of Massachusetts captioned In re Cambridge Biotech Corporation Securities Litigation) of thirty percent (30%) or more of the shares of Reorganization Stock then outstanding; (ii) a change in the majority of the Board (excluding any persons approved by a vote of at least a majority of the current Board); or (iii) the approval by the stockholders of a merger, consolidation (other than a merger or consolidation in which stockholders of the Company receive fifty percent (50%) or more of the stock of the surviving company), or a liquidation, dissolution or the sale of all or substantially all of the assets of CBC.

                       (iii) In the event of a termination pursuant to
        Section 6(c)(i), (ii), (iii) or (iv) or 6(d), then Executive shall continue to receive the benefits to which she is entitled under
        Section 4(b) and Section 4(c) as of immediately preceding such termination at CBC's expense for the period of time during which Executive remains entitled to receive continuing payments as provided in Section (f)(i) above or Section (f)(iv)(B) below, as the case may be, , or two years, in the case of a termination to which Section (f)(ii) applies (notwithstanding the provisions of Section 6(f)(iv)(B) below); provided that Executive shall only be eligible for an award under the plan described in Section 4(c) for the period prior to her termination and awards thereunder shall be prorated through the date of termination; and provided further, CBC's obligation to continue such benefits shall cease on a benefit by benefit basis on that date, if any, on which Executive is employed on a full-time basis and Executive receives in connection with such employment benefits which are substantially equivalent to CBC's benefits. For purposes of the application of CBC's benefits, Executive shall be treated, to the extent that applicable law pertaining to the particular CBC benefit plan permits CBC to do so, as if she had remained in the employ of CBC, with a total annual salary at the rate in effect on the date of termination and service or similar credits, if any, will continue to accrue during such period as if the Executive had remained in the employ of CBC. If in spite of the provisions of this clause
        (iii), benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to Executive's dependents, beneficiaries or estate, because Executive is no longer deemed to be an employee of CBC, CBC itself shall pay or provide payment of such benefits and service credits for such benefits to the Executive, or to the Executive's dependents, beneficiaries or estate. To the extent that applicable law does not permit any CBC benefit referred to above to be provided, paid or funded through the applicable CBC benefit plan, then CBC shall not be required to provide such benefit through such plan and shall only be required to provide in the case of a benefit the tax treatment of which is enhanced by such plan an amount equal to what would have been the Company's initial contribution to such plan and not the equivalent benefit.

                       (iv) (A) If CBC shall give notice under Section 3 that it does not desire to extend the term of Executive's employment hereunder, then, except as hereinafter set forth in clause (B), for all purposes such a termination shall be treated as a termination by CBC without cause under Section 6(d); (B) notwithstanding the foregoing provisions of clause (A), in lieu of the termination benefits that otherwise would be provided under
        Section 6(f)(i) and Section 6(f)(iii), CBC shall continue to pay Executive base salary at the rate in effect on the date of termination and Executive shall continue to receive the benefits to which she is entitled under Section 6(f)(iii) as of immediately preceding such termination at CBC's expense for a period of six months from the date of expiration of the term of Executive's employment hereunder.

                       (v) Notwithstanding anything contained herein to the contrary, the termination by Executive pursuant to Section 6(e) shall not be deemed to entitle Executive to any termination benefits under this Section 6.

             7. Disability. If, due to physical or mental illness, Executive shall be disabled so as to be unable to perform substantially all of her duties and responsibilities hereunder, CBC may designate another executive to act in her place during the period of such disability. Notwithstanding any such designation, Executive shall continue to receive her full salary and benefits under Section 4 of this agreement, unless her employment is terminated as provided in this Section 7. If Executive shall become totally and permanently disabled, then CBC may terminate Executive's employment hereunder and shall continue to pay to Executive her full salary and provide her with the benefits she was receiving immediately prior to such termination for one (1) year, provided that such salary amounts shall be reduced by the amount of any disability insurance proceeds actually paid to

        Executive or for her benefit with respect to such period of time under any disability policy provided by CBC for Executive. The determination that by virtue of total and permanent disability, Executive is unable to perform her duties hereunder, shall be made by a physician chosen by CBC and reasonably satisfactory to Executive (or Executive's legal representative) and such determination shall be conclusive. The cost of such examination shall be borne by CBC. Executive shall be conclusively presumed to be totally and permanently disabled if for reasons involving physical or mental illness or injury Executive fails to perform her duties hereunder for a period of one hundred twenty (120) consecutive calendar days or for any periods aggregating one hundred twenty (120) days or more in any six (6) consecutive month period. The date of termination of Executive's employment hereunder in the event of total and permanent disability shall be the earlier of such physician's examination pursuant to which such determination is made or the first business day after which either such 120-day or such six-month period has expired.

             8.   Non-Competition and Confidential Information.

                  (a) Non-competition. Executive agrees that she will not at any time during her employment with CBC, and for a period of six months following the termination of such employment for any reason, directly or indirectly, as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any employment, pursuit or association in which she shall have substantial responsibility with respect to products and/or services which are in direct competition with products and/or services of CBC in the area of diagnostics or adjuvants, or in any other specific area constituting more than 40% of CBC's consolidated operating revenue at the time of such termination, unless CBC was not engaged in the business of diagnostics or adjuvants at the time of such termination; provided, however, in any event that the holding by Executive of any investment in any security shall not be deemed to be a violation of this Section 8 if such investment does not constitute more than 5% of the outstanding issue of such security.

                  (b)  Confidential Information; Inventions; Non-
        Disclosure. Contemporaneously with the execution of this agreement and in consideration thereof, Executive will sign CBC's Invention and Non-Disclosure Agreement attached hereto as Schedule E.

                  (c) Relief; Interpretation. Executive agrees that CBC shall be entitled to injunctive relief for any breach by her of the covenants contained in Section 8(a) or in the Invention and Non-Disclosure Agreement referred to in Section 8(b). In the event that any provision of this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic areas, or range of activities as to which it may be enforceable. For purposes of this Section 8, the term "CBC" shall mean CBC and any of its subsidiaries.

             9. Conflicting Agreements. Executive hereby represents and warrants that the execution of this agreement and the performance of her obligations hereunder will not breach or be in conflict with any other agreements to which she is a party or is bound, and that she is not now subject to any covenants against competition or similar covenants which would affect the performance of her obligations hereunder.

             10. Withholding. All payments made by CBC under this agreement shall be net of any tax or other amounts required to be withheld by CBC under applicable law.

             11. Arbitration of Disputes. Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by final and binding arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, then such arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Worcester, Massachusetts in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

             12. Directors and Officers Indemnification. CBC confirms that it will indemnify Executive and advance expenses in connection therewith, subject to the requirement that Executive repay CBC for such advance if it should be determined that Executive is not entitled to indemnification, as provided in the Indemnification Agreement attached as Schedule F and to the full extent permitted by Delaware General Corporation Law. CBC will provide Executive with directors and officers liability insurance protection if and to the extent such coverage is reasonably available to CBC.

             13. Assignment; Successors and Assigns, etc. Neither CBC nor Executive may make any assignment of this agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that CBC may assign its rights under this agreement without the consent of Executive in the event CBC shall hereafter, consolidate with or merge into any other person, or transfer all or substantially all of its properties or assets to any other person. In the event of Executive's death prior to the completion by CBC of all payments due her under this agreement, CBC shall continue such payments to the Executive's beneficiary or beneficiaries designated in writing to CBC prior to her death (or to her estate, if no designation is made). This agreement shall inure to the benefit of and be binding upon CBC and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

             14. Legal Fees. CBC shall pay Executive's legal fees and expenses incurred in connection with entering into this Agreement and the related agreements, not to exceed $4,000.

             15. Publicity. Neither party shall issue any press releases or otherwise make any public statement with respect to Executive's employment by CBC without the prior written consent of the other party, except as may be required by law, including without limitation, the Securities Exchange Act of 1934 and in connection with the proceedings before the Court.

             16. Enforceability. If any portion or provision of this agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

             17. Waiver. No waiver of any provisions hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this agreement, or the waiver by any party of any breach of this agreement, shall not prevent any subsequent enforcement of such or any other term or obligation or be deemed a waiver of any subsequent breach.

             18. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered, mailed by first-class mail, postage prepaid, or sent by telex or facsimile with a mailed confirmation copy, addressed:

                  (a) if to CBC:       Cambridge Biotech Corporation
                                       Biotechnology Research Park
                                       365 Plantation Street
                                       Worcester, Massachusetts 01605
                                       Attention: Secretary
                                       Facsimile No. (508) 797-4014
                     with a copy to:   Bowditch & Dewey
                                       311 Main Street
                                       Worcester, Massachusetts  01608
                                       Attention:  Attorney Jane V. Hawkes
                                       Facsimile No. (508) 756-7636

                  (b) if to Executive: Alison Taunton-Rigby
                                       8 Farrar Road
                                       Lincoln, Massachusetts  01773

                     with a copy to:   Mintz, Levin, Cohn, Ferris, Glovsky
                                        and Popeo, P.C.
                                       One Financial Center
                                       Boston, Massachusetts  02111
                                       Attn:  Attorney Elizabeth P. Knauss
                                       Facsimile No. (617) 542-2241

             or such other addresses or facsimile numbers as shall be furnished in writing by either party and any such notice or communication shall be deemed to have been given in the case of notices or communications which have been delivered or sent by facsimile or telex on the date of delivery or sending provided such day is a business day and in the case of notices or communications which have been mailed on the second business day after the date mailed.

             19. Amendment. This agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of CBC.

             20. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts without reference to its conflict of laws provisions, except as provided in Section 12.

             21. Court Approval. The parties' obligations hereunder shall be subject to the approval of this agreement by the Court.


             IN WITNESS WHEREOF, this agreement has been executed as a sealed instrument by CBC, by its duly authorized officer, and by Executive, as of the date first above written.

        CAMBRIDGE BIOTECH CORPORATION



        By:____________________________         __________________________
                                                Alison Taunton-Rigby
                                                Executive

                                    SCHEDULE A


        Synaptic Pharmaceuticals Corporation

        CML Group, Inc.




                                    SCHEDULE B


        Comprehensive Family Health Coverage. Recognizes reasonable and customary charges for all medical-necessary standard treatments, services and supplies, covering many items in full and others at a nominal charge.

        Family Dental Coverage. Provides full dental coverage per Fortis schedule.

        Short Term Disability Benefit. Short term disability benefit for the first year is two weeks at 100% pay, then 24 weeks at 75% pay. Benefit increases in value based on length of service.

        Long Term Disability Benefit. Long term disability benefit commence six months after disability at rate of 70% of monthly gross pay to a maximum of $10,000 per month.

        401(k) Plan. Benefit commences on the first enrollment period after six months of employment.

        Tuition Reimbursement. Employees are eligible to receive up to $2,000 each year for their own tuition reimbursement.




                                    SCHEDULE C


                          CAMBRIDGE BIOTECH CORPORATION


             Management Bonus Program. The Company's management bonus program is a discretionary incentive program established by the Company to reward its executive officers. Under the program adopted and in effect in 1995, each executive officer is eligible to receive a bonus of up to 35% of his or her base salary based upon overall company performance and outstanding individual achievement.

             Bonus payments may be made in cash and/or in stock at the discretion of the Company's compensation committee which manages the program.




                                    SCHEDULE D


                              STOCK OPTION AGREEMENT
                                    under the
                         1989 Stock Award and Option Plan


             THIS AGREEMENT is entered into as of this _______ day of ____________, 19___ by and between CAMBRIDGE BIOTECH CORPORATION, a Delaware corporation with its principal office at 365 Plantation Street, Worcester, Massachusetts 01605 (hereinafter the "Company") and Alison Taunton-Rigby, an individual and executive officer of the Company (hereinafter the "Optionee").

             WHEREAS, the Optionee renders important services to the Company, and the Company desires to retain the services of the Optionee and grant a stock option to the Optionee on the terms and subject to the conditions set forth herein and in the Company's 1989 Stock Award and Option Plan (the "Plan"); and

             WHEREAS, the Optionee and the Company have entered into an Employment Agreement (the "Employment Agreement") effective April 6, 1995, under which this agreement is contemplated.

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

             1. Grant of Option. The Company hereby grants to the Optionee the right, privilege and option (the "Option") to purchase from the Company, upon the terms and conditions hereinafter set forth, the number of shares of the Company's common stock, $.O1 par value, as presently constituted, as are set forth on Schedule I attached hereto (the "Option Stock"). Subject to the restrictions on exercise set forth on Schedule 1, the Option may be exercised by the Optionee (which term may include his personal representative), in whole or in partial increments of shares, at such time or times during the term of the Option, by the delivery to the Company of written notice of the Optionee's election to exercise the Option, specifying the date and number of shares to be purchased, together with the Exercise Price which is specified on Schedule I for each share of Option Stock to be purchased, payable by (a) cash, (b) check, (c) delivery and assignment to the Company of securities of the Company having a value equal to the Exercise Price or (d) by a combination of (a), (b) and (c). The Company shall within a reasonable time after receipt of the Exercise Price deliver to the Optionee a certificate representing the shares of Option Stock so purchased; provided, however, that if any securities law or regulation then in effect requires the Company to take any action with respect to the Option Stock before the issuance or sale thereof by the Company to the Optionee, the date of delivery of the certificate shall be extended for the period of time necessary to take such action, and the Company shall use its best efforts to accomplish such action as promptly as possible.

             2.   Term of Option.  To the extent vested, as set forth on
        Schedule I attached hereto, the Option shall be immediately exercisable in full or in part and shall remain exercisable until it expires 10 years from the date hereof, unless the Option is sooner terminated as hereinafter provided.

             3.   Other Conditions and Limitations.

                  (a) During the Optionee's lifetime, the Option is exercisable only by the Optionee. The Option may not be transferred or assigned, except by will or the laws of descent and distribution. If the Optionee voluntarily ceases to be an employee of the Company (other than pursuant to Section 6(c) of the Employment Agreement) or if such employment is terminated for cause, the Optionee may exercise, within three months after the termination date, the unexercised portion of the Option in full or in part, but only to the extent that the Option was exercisable, pursuant to Schedule I, at the date of such termination. No further portion of the option shall become exercisable after such employment termination. If the Optionee's employment is terminated involuntarily and without cause; if a Change of Control shall occur, as defined in the Plan or as defined in the Employment Agreement; or if Optionee shall terminate her employment pursuant to Section 6(c) of the Employment Agreement, then the Option shall become fully exercisable without regard to the limitations of Schedule I and the Optionee may exercise the unexercised portion of the Option in full or in part within twelve months after the termination date, provided that in the case of a Change of Control, this option shall become exercisable immediately prior to, but subject to, such Change of Control and in the event of a Change of Control as a result of a tender offer, this option shall become fully exercisable in a timely manner such that Executive may participate in such tender offer at any stage. If the Optionee's employment is terminated due to disability or death, the Option shall become fully exercisable without regard to the limitations of Schedule I and the Optionee may exercise the unexercised portion of the Option in full or in part within 12 months after the termination date. For the purposes of the provisions of this subparagraph, employment with the Company shall be considered to continue during the period of time the Optionee continues to be associated with the Company in the capacity of a consultant or advisor, or the Optionee otherwise provides services or assistance to the Company, unless and until the Board shall determine, in its discretion, that such activity shall no longer be considered employment, in which event the Optionee may exercise the non-exercised portion of the Option in full or in part but only to the extent the Option was exercisable pursuant to

             Schedule I on the date of such determination, within three months after receipt by Optionee of notice of such determination by the Board.

                  (b) The Company will furnish upon request of the Optionee copies of the certificate of incorporation of the Company, as amended, and by-laws of the Company, as amended, and such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with the exercise of this Option.

             4. Securities Law Representation. The Optionee represents and warrants to the Company that (a) the Optionee is acquiring the Option for the Optionee's own account for investment, and not with a view to, or for resale in connection with, any distribution of shares of the Option Stock; and (b) any exercise of the Option will constitute the Optionee's representation at that time that the Optionee is acquiring the Option Stock for the Optionee's own account for investment, and not with a view to the distribution thereof. At the time of the exercise of the Option or any installment thereof, the Optionee shall execute such further agreement as the Company may require to affirm the foregoing representation and to acknowledge the Optionee's familiarity with restrictions on the resale of the Option Stock under applicable securities laws.

             5. Stock Dividends; Stock Splits; Stock Combinations; Recapitalization. Adjustment shall be made in accordance with the Plan in the maximum number of shares of Option Stock subject to this Option and in the number, kind, and option price for shares covered by this Option to the extent it is outstanding to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the grant of this Option.

             6. Merger; Sale of Assets; Dissolution. In the event of a change of the Company's capital stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares then subject to this Option and the price per share thereof shall be appropriately adjusted in such manner as the Board of Directors of the Company may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation, unless the unexercised portion of the Option is canceled by action of the Board of Directors as of the effective date of such merger after notice of at least thirty (30) days prior to the effective date of such merger, consolidation, liquidation or sale, the Optionee shall be entitled, upon exercise of such Option after the effective date of such merger, consolidation, liquidation or sale, to receive, in lieu of shares of Option Stock, shares of such stock or other securities as the holders of shares of the Company's common stock, $.O1 par value, received pursuant to the terms of the merger, consolidation, liquidation or sale; and the Board of Directors may waive any limitations set forth in
        Schedule I so that the Option, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board of Directors, shall be exercisable in full. The Board of Directors as of the effective date of any such merger, consolidation, liquidation or sale may cancel this Option to the extent then unexercised provided that notice of such cancellation shall be given to the Optionee and the Optionee shall have the right to exercise such Option in full without regard to any limitations set forth in
        Schedule I during a 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale.

             7. Notices. All notices hereunder shall be in writing and effective when delivered or mailed (certified, return receipt requested), if to the Company, to:

                  Cambridge Biotech Corporation
                  365 Plantation Street
                  Worcester, MA 01605
                  Attention: Secretary

        and if to the Optionee, to the address set forth on Schedule I.

             A party may change its aforesaid address by giving notice to the other party pursuant to the foregoing procedure at least ten
        (10) days prior to the effective date thereof.

             8.   Miscellaneous.

                  A. This Agreement is issued under and pursuant to the terms of the Plan, a copy of which may be examined at the principal office of the Company. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All the terms and provisions of the Plan are incorporated herein by reference and are assented to by the Company by its issuance of this Option, and are assented to by the Optionee by his acceptance of this Option.

                  B. This Agreement shall be binding upon the legal representatives, heirs, administrators and executors of the Optionee and the successors and assigns of the Company.

                  C. The Optionee shall have no rights as a stockholder with respect to the shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the shares with respect to which the Option shall have been exercised.

                  D. Nothing herein contained shall impose any obligation on the Company or any of its subsidiaries or the Optionee with respect to the Optionee's continued employment with the Company or any of its subsidiaries. Nothing herein contained shall impose any obligation upon the Optionee to exercise the Option.

                  E. The Option granted hereunder is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the Option Stock covered thereby.

             9. Entire Agreement. This Agreement constitutes the entire agreement of the parties as to the subject matter hereof, and supersedes all other prior agreements (both oral and written) related thereto.

             10. Headings. The paragraph headings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             11. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts.

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by As duly authorized officer and the Optionee has executed this Agreement, both as of the date first above written.

                                          CAMBRIDGE BIOTECH CORPORATION



                                          By_____________________________





                                          _______________________________
                                          Alison Taunton-Rigby

                                    SCHEDULE I

        Option Agreement dated:

        Name and Address
        of Optionee



        TIPN:

        Number of Shares of Option Stock:

        Exercise Price per share:

        The Option Stock may be purchased upon Exercise as follows:



        Not more than __________ shares on or after __________

        An additional __________ shares on or after __________


                                          _______________________________
                                          Initials



                                          _______________________________
                                          Initials




                                    SCHEDULE E


                          CAMBRIDGE BIOTECH CORPORATION

                      Invention and Non-Disclosure Agreement

             In consideration of my engagement or continued engagement as an employee, consultant or otherwise by Cambridge Biotech
        Corporation, a Delaware corporation, (the "Company") and the compensation to be paid me by the Company during my engagement, I hereby agree as follows:

        1.   Inventions and Patents:

             Any and all inventions, processes, procedures, systems, discoveries, designs, configurations, technology, works of authorship, trade secrets, and improvements (whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Company's data or facilities) (hereinafter called "Inventions") which I make, conceive, reduce to practice, or acquire during my employment by or consultancy with the Company (either solely or jointly with others), and which are related to the Company's present or planned business, shall be the sole property of the Company and shall at all times and for all purposes be regarded as acquired and held by me in a fiduciary capacity for the sole benefit of the Company. I hereby assign to the Company, without further compensation, all such Inventions and any and all patents, copyrights, trademarks, trade names or applications therefore, in the United States and elsewhere, relating thereto.

             I shall maintain adequate and current written records of all such Inventions (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

             I will promptly disclose to the Company all such Inventions and will assist the Company in obtaining and enforcing for its own benefit patents on such Inventions in any country. Upon request, I will execute all applications, assignments, instruments and papers and perform all acts, such as the giving of testimony in interference proceedings and infringement suits or other litigation, necessary or desired by the Company to enable the Company, it successors, assigns and nominees to secure and enjoy the full benefits and advantages of such Inventions.

             I understand that my obligations under this section will continue after the termination of my engagement by the Company and that I will perform such obligations without further consideration, except for reimbursement or expenses incurred at the request of the Company. I further understand that if I am not engaged by the Company as an employee or consultant at the time I am requested to perform any obligations under this section, I shall receive for such performance reasonable per diem fee, as well as reimbursement of any expenses incurred at the request of the Company. In addition, I understand that the absence of a request by the Company for information, or for the making of an oath, or for the execution of any document shall in no way be construed to constitute a waiver of the Company's rights under this Agreement.

             I understand that I shall have patent rights in such Inventions as set forth in this paragraph. Beginning one year after I have made a disclosure adequate for the filing of proper United States patent application for any of such Inventions, or (if earlier) six months after the subject matter of the disclosure has been published anywhere or placed in public use or on sale in the United States, the Company shall advise me on my request; whether it intends to file a United States patent application for such subject matter. If on such a request the Company advises me that it does not intend to file such an application, then, subject to the following provisions, I may file such a application (and any corresponding foreign application) at my own expense. The Company, having stated its intention to file such an application, fails to do so (through no fault of my own or any co-inventor) within the greater of (a) the first half of the time interval between its first knowledge of such publication, public use or sale and the first anniversary of such publication, public use or sale, or (b) a period of thirty days after its first knowledge of such publication, public use or sale, then, subject to the following provision, I may file such an application (and any corresponding foreign patent applications) at my own expense during the second half of such time interval. I shall not, however, file any patent application under the terms of this paragraph if the filing thereof conflicts with any obligations of the Company to any customer. Notwithstanding any contrary provision elsewhere in this section, but subject to the provisions of Section 4 below, any patent application filed by me under the terms of this paragraph and any patent issuing on such an application shall be for my own benefit, subject to a royalty-free, non-exclusive, License for the life of the patent reserved and granted to the Company. The License includes the Company's right to incorporate such subject matter in any design submitted by the Company to any customer or prospective customer and in any product made by or on behalf of the Company or any affiliate of the Company. Nothing in this paragraph shall limit in any way the Company's right to cause to be published or be put into public use or on sale the subject matter of any disclosure made under this agreement. I release the Company from any claims and liability for any publication, public use or sale of such subject matter by any third party including the Company's customers or prospective customers.

        2.   Proprietary Information

             I recognize that my relationship with the Company is one of high trust and confidence by reason of my access to and contract with the trade secrets and confidential and proprietary information of the Company. I will use my best efforts to protect the Inventions and any and all confidential, proprietary or secret information relating to the Company's products, services, clients, customers or business operations or activities (collectively called "Proprietary Information").

             I will not during my engagement with the Company or at any time thereafter disclose to others or use for my own benefit or for the benefit of another any Proprietary Information (whether or not learned, obtained or developed solely by me or jointly with others).

             My undertakings and obligations under this Section 2 will not apply, however, to any such information which: (a) is or becomes in the public domain through no action or failure on my part, (b) is generally disclosed to third parties by the Company without restriction on such third parties, or (c) is approved for release by written authorization of the Board of Directors of the Company.

             Upon termination of my engagement or at any other time upon request, I will promptly deliver to the Company all notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in my possession or under my control, whether prepared by me or others, which are secret, confidential or proprietary to the Company. I acknowledge that this material is the sole property of the Company.

        3.   Absence of Restrictions Upon Disclosure and Competition

             I hereby represent that, except as disclosed in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my engagement by the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, which would affect the performance of my obligations hereunder. I further represent that I have given the Company true and correct copies of any and all such agreements described above which remain in force and affect notwithstanding whether such agreements would affect the performance of my obligations hereunder.

             I further represent that my performance of all the terms of this Agreement and of my duties as an employee or a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the

        Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

        4.   Other Obligations

             I acknowledge that the Company from time to time may have agreements with other persons or entities or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company.

        5.   Miscellaneous

             The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             This agreement supersedes all prior agreements, written or oral, between me and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. I agree that any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

             This Agreement will be binding upon my heirs, and personal representatives in their capacity as such and will inure to the benefit of the Company and its successors and assigns, provided that Section 2 shall be binding upon such heirs, and personal representatives only to the extent that they obtain from me Proprietary Information of the Company.

             No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right, except as expressly provided herein. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

             I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity for any re-execution of this Agreement at the time of such transfer.

             This agreement is governed by Massachusetts law and shall be given the effect of a sealed instrument.

        Date signed by
        Employee or
        Consultant:_______________    ___________________________________
                                      Signature of Employee or Consultant

                                      ___________________________________
                                      Printed name of Employee or
                                      Consultant

        Agreed to and accepted by
        Cambridge Biotech Corporation

        on:__________________________

        By:__________________________

                                    SCHEDULE F

                            INDEMNIFICATION AGREEMENT


             This Indemnification Agreement, made and entered into as of the _____ day of ____________, 1995 ("Agreement"), by and between Cambridge Biotech Corporation, a Delaware corporation (the "Corporation"), and Alison Taunton-Rigby, residing at 8 Farrar Road, Lincoln, Massachusetts 01773 ("Indemnitee"):

             WHEREAS, the Corporation and the Indemnitee have entered into an Employment Agreement dated of even date herewith which provides for the execution of this Agreement; and

             WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that the difficulty of attracting and retaining highly competent persons as directors and officers is detrimental to the best interest of the Corporation's stockholders and that the Corporation should act to provide such persons with adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of the Corporation; and

             WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve the Corporation free from undue concern that they will not be so indemnified; and

             WHEREAS, Indemnitee is willing to serve the Corporation on the condition that she be so indemnified;

             NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

             Section 1. Services by Indemnitee. Indemnitee agrees to serve as President, Chief Executive Officer and a Director of the Corporation. Indemnitee may at any time and for any reason resign from such positions or from any such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

             Section 2. General. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment unless and to the extent such amendment prohibits the Corporation from providing the indemnification rights provided hereunder).

             Section 3. Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of her Corporate Status (as hereinafter defined), she is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf in connection with such Proceeding or any claim, issue or matter therein, if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful.

             Section 4. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of her Corporate Status, she is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by her or on her behalf in connection with the defense or settlement of such Proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine upon application that despite the adjudication of liability, but in view of ail the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

             Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful; Other Indemnification.

             (a) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of her Corporate Status, a party to and is successful, on the merits or otherwise in defense of, any Proceedings, she shall be indemnified against all Expenses actually and reasonably incurred by her or on her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall to the extent allowed by law indemnify Indemnitee against all Expenses actually and reasonably incurred by her or on her behalf in connection with each successfully resolved claim, issue or matter.

             (b) To the maximum extent permitted by applicable law, the Indemnitee shall be entitled to indemnification against Expenses reasonably incurred by her if, by reason of her Corporate Status, she is involved, as a witness or otherwise, in any threatened, pending or completed Proceeding to which she neither is, nor is threatened to be made, a party.

             Section 6. Advancement of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

             Section 7. Procedure for Determination of Entitlement to Indemnification.

             (a) Subject to Section 9, to obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested Indemnification.

             (b) Subject to Section 9, Indemnitee's entitlement to indemnification under any of Sections 3, 4 or 5 hereof shall be determined in the specific case: (i) if a Change of Control (as defined in the Employment Agreement dated ___________, 1995, as amended from time to time, between the Company and Indemnitee) a "Change of Control" shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case the determination shall be made in the manner provided below in clause (ii) (A) as so requested by the Indemnitee, if applicable) in a written opinion, a copy of which shall be delivered to the Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum of the Board consisting of Disinterested Directors (as hereinafter defined); or (B) if a quorum of the

        Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion, a copy of which shall be delivered to the Indemnitee; or as provided in Section 8(a); and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnities and agrees to hold Indemnitee harmless therefrom. The person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification shall notify Indemnitee of such determination no later than two (2) days after the determination is made.

             (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
        Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c). The Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising her of the identity of the Independent Counsel so selected. Indemnitee may, within seven (7) days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 15 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, Independent Counsel shall not have been selected or if selected, shall have been objected to, Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

             (d) If at the request of the Corporation Indemnitee is or was serving as a fiduciary with respect to an employee benefit plan, then for purposes of indemnification of Indemnitee under this Agreement (i) if Indemnitee acted in good faith and in a manner she reasonably believed to be in the interest of the participants and beneficiaries of said plan, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Corporation and (ii) "fines", for the purposes of the indemnification provided in Section 3 hereof shall be deemed to include any excise taxes imposed on Indemnitee with respect to such plan under applicable law.

             Section 8.  Presumptions and Effect of Certain Proceedings.

             (a) If the person, persons or entity empowered or selected under Section 7 hereof to determine whether Indemnitee is entitled to indemnification shall not have made such determination within 90 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 90-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith, after notice to Indemnitee prior to the expiration of such 90-day period, requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

             (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that her conduct was unlawful.

             Section 9.  Remedies of Indemnitee.

             (a) Regardless of whether there has been a determination of whether or not the Indemnitee is entitled to indemnification hereunder, the Indemnitee may apply for indemnification to the court conducting any Proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification and advancement of Expenses if it determines the Indemnitee is entitled to indemnification and advancement of Expenses.
        Further, in the event that (i) a determination is made pursuant to Section 7 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 hereof, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof and such determination shall not have been made and delivered in a written opinion within the time period provided in Section 7, or (iv) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 or 8 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of her entitlement to such indemnification and advancement of Expenses. Alternatively, Indemnitee, at her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

             (b) In the event that a determination shall have been made pursuant to Section 7 hereof that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

             (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 hereof that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

             (d) Subject to any undertakings made in any filing with the Securities and Exchange Commission approved by the Board and the provisions of applicable law, the Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

             (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 15 of this Agreement) actually and reasonably incurred by her in such judicial adjudication or arbitration, but only if she prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

             Section 10.  Non-Exclusivity: Survival of Rights; Insurance.

             (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that any amendment to the Corporation's Certificate of Incorporation or By-Laws permits the Corporation to provide or provides broader indemnification or advancement rights than provided herein, the Corporation agrees, upon written request of the Indemnitee, promptly to execute and deliver to Indemnitee an amendment to this Agreement which provides such broader indemnification or advancement rights, as the case may be, to Indemnitee, which amendment shall be in form and substance reasonably satisfactory to Indemnitee and her counsel and all expenses of preparation and review of any such amendment shall be the responsibility of the Corporation. Failure of Indemnitee to request such an amendment shall neither create any presumption that Indemnitee is not entitled to the rights provided by the Company's Certificate of Incorporation or By-Laws nor limit Indemnitee's rights under the Company's Certificate of Incorporation or By-Laws. Notwithstanding any amendment, alteration or repeal of any provision of this Agreement that would diminish any of Indemnitee's rights hereunder, Indemnitee shall, unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this Agreement in respect of any action taken or omitted by Indemnitee in her Corporate status prior to or during the time this Agreement was in effect and in respect of any claim asserted in respect thereof. The provisions of this Agreement shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of her heirs, executors, administrators, and personal representatives.

             (b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.

             (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

             (d) To the extent that any provisions of this Agreement and any provision of the Corporation's By-Laws or Certificate of Incorporation providing for indemnification of Indemnitee are inconsistent as to the scope of such indemnification (except the procedures for indemnification), then to the extent not prohibited by applicable law, the provision providing for the greater scope shall control. If any provision of this Agreement and any provision of the Corporation's By-Laws or Certificate of Incorporation are inconsistent as to the procedure to be followed for indemnification of Indemnitee, the provisions set forth herein shall govern, unless Indemnitee shall elect to have the procedures set forth in the By-Laws or Certificate of Incorporation apply or unless prohibited by law.

             Section 11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

             Section 12. Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Except as specifically authorized by
        Section 9 hereof with respect to a judicial proceeding or arbitration to enforce rights under this Agreement, neither the Indemnitee nor any other person shall be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by her against the Corporation, unless the Board of Directors, by majority vote of a quorum of the Board consisting of Disinterested Directors, specifically authorizes such indemnification or advancement of Expenses.

             Section 13. Contribution. If the indemnification provided for in this Agreement is due in accordance with its terms but is either held by a court of competent jurisdiction to be unavailable or is insufficient to hold harmless the Indemnitee, then the Corporation shall contribute to the amount paid or payable by the Indemnitee as a result of the Expenses, judgments, penalties, fines and amounts paid in settlement referred to herein in such proportion as is appropriate to reflect the relative fault of the Corporation and the Indemnitee in connection with the action or omissions which resulted in Expenses, judgments, penalties, fines and amounts paid in settlement as well as any other relevant equitable considerations. The amount paid by the Indemnitee as a result of the Expenses, judgments, penalties, fines and amounts paid in settlement referred to in the first sentence of this Section 13 shall be deemed to include any legal or other Expenses reasonably incurred by the Indemnitee in connection with investigating or defending any action or claim which is the subject of this
        Section 13.

             Section 14.  Successors; Extraordinary Transactions.

             (a) This Agreement shall be binding upon the Corporation and its successors and assigns.

             (b) The Corporation covenants and agrees that, in the event of (i) any merger, consolidation or reorganization in which the corporation is not the surviving entity, (ii) any transfer of all or substantially all the assets of the Company, (iii) any Change in control (each such event is referred to in the Agreement as an "Extraordinary Transaction"), the Corporation shall retain its obligations under this Agreement and cause the obligations of the Corporation under this Agreement to be expressly assumed by the survivor, purchaser or successor, as the case may be, in such Extraordinary Transaction and shall use its best efforts to cause the survivor, purchaser or successor, as the case may be, to (i) obtain and/or maintain insurance in favor of the Indemnitee from a reputable insurance carrier, which insurance shall provide at least the same coverage terms and conditions as provided to the Indemnitee immediately prior to such Extraordinary Transaction (unless and to the extent such insurance becomes unavailable or the premiums therefor become unreasonably expensive) for a period of not less than five (5) years from the date of such Extraordinary Transaction against any liability to which the indemnification provided in this Agreement relates, or (ii) otherwise adequately provide for the satisfaction of the Corporation's obligations under this Agreement, in a manner acceptable to the Indemnitee.

             (c) In the event of a potential Change in Control, the Corporation may create a trust for the benefit of the Indemnitee (either alone or together with one or more other indemnitees) and from time to time fund such trust in such amounts as the Corporation's Board of Directors may determine to satisfy Expenses reasonably anticipated to be incurred in connection with investigating, preparing for and defending any Proceeding, and all judgments, fines, penalties and settlement amounts of all Proceedings from time to time paid or claimed, reasonably anticipated or proposed to be paid. The terms of any trust established pursuant hereto shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee,
        (ii) the trustee shall advance, within two business days of a request by the Indemnitee all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Corporation under this Agreement), (iii) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (iv) all unexpended funds in such trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be a person or entity satisfactory to the Indemnitee. Nothing in this Section 14 shall relieve the Corporation of any of its obligations under this Agreement.

             Section 15.  Definitions.  For purposes of this Agreement:

             (a) "Corporate Status" describes the status of a person who is or was or, to the maximum extent indemnification of such person is permitted by law, has agreed to become, a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

             (b) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

             (c) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenditures of the types customarily incurred in connection with prosecuting, defending, participating in, preparing to prosecute or defend or participate in, or investigating a Proceeding.

             (d) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

             (e) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Agreement to enforce her rights under this Agreement.

             Section 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

             Section 17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the date of such delivery or (ii) mailed by certified or registered mail with postage prepaid, on the fifth business day after the date on which it is so mailed:

             (a)  If to Indemnitee, to:

                  Alison Taunton-Rigby
                  8 Farrar Road
                  Lincoln, MA 01773

             (b)  If to the Corporation to:

                  Cambridge Biotech Corporation
                  Biotechnology Research Park
                  365 Plantation Street
                  Worcester, MA 01605
                  Attention: Secretary
        or to such other address and with copies to such other persons as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

             Section 18. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

             Section 19. Headings. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

             Section 20. Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

             Section 21. Miscellaneous. Use of the feminine pronoun shall be deemed to include usage of the masculine pronoun where appropriate.


             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

        ATTEST                             CAMBRIDGE BIOTECH CORPORATION


        By____________________________     By____________________________
          Secretary


        INDEMNITEE:                        ______________________________
                                           Alison Taunton-Rigby
                               Address:    8 Farrar Road
                                           Lincoln, MA 01773